Exhibit 3.196

RESTATED ARTICLES OF ORGANIZATION General laws Chapter Section 74 1. The 2. The Purpose for which the corporation is formed are as follows: SEE CONTINUTION SHEET 2A

3. The Total number of shares and the par value, It any, of each clan of nock which the corporation it authorized to at following: WITHOUT PAR VALUE WITH PAR VALUE CLASS OF STOCK NUMBER OF SHARES NUMBER OP SHARES PAR VALUE in 30,000,000 $1.00 per share if mart than a « description of any, the. voting qualifications, or right or privilege to and any If any, Imposed by the article of organization upon share; - stock of an. the conduct and regulation of the business and affairs of the corporation, for limiting, defining, or regulating the powers of the corporation, or of f any of stockholder

CONTINUATION SHEET 2A To maintain markets for the purchase sale and delivery of meats, kinds To carry on a meat, provision grocery and general mercantile business, and particularly to purchase, sell and generally in groceries, game fish, poultry, provisions and general merchandise, and to carry on the above business and do the above things, both at wholesale and at retail, as owners, commission merchants, factors, agents, brokers, dealers and in every other capacity whatsoever; to lease, purchase acquire, hold, erect, equip, operate and maintain buildings, stores, cold storage and other warehouses and such other reel and personal property as of’ the Commonwealth of Massachusetts permit and’ as the Corporation may think necessary or for the purposes of its to purchase acquire, sell or otherwise dispose of good will, rights, property and assets of all kinds and generally to carry on any other business which may to the Corporation capable of” conveniently carried on in connection with any of the above purposes or calculated directly or indirectly to the value of or render profitable any of the Corporation’s business property, or rights so tar as the same shall be permitted by the laws of the Commonwealth of Massachusetts. To acquire by purchase and subscription or otherwise to hold tor investment or otherwise to use and to sell assign transfer, pledge, otherwise dispose of any stock, bonds, r>r other securities or evidences of indebtedness of any corporation whether o the Commonwealth of Massachusetts or of any other state, territory, or country and while owner thereof to exercise all the rights, powers and privileges of ownership including the right to vote upon any so acquired; to aid in any manner . corporation whose stock bonds or other obligations are held or in any manner guaranteed by the and to do any other acts or. for the preservation protection, Improvement, or enhancement of the value of any such stock, bonds, or other obligations or to do any other acts or things designed for such purpose. To be a partner :n any partnership and to do any and all sets and to any and all powers which a partner or a partnership or - person could do as a3ant, contractor or otherwise in furtherance : these at sow: nay be by laws governing business. t: corporations.

CONTINUATION SHEET 6A 1. The board of directors is authorised and from time to time in its discretion to make amend or repeal the by-laws in part or in whole* except with respect to any provision thereof which by law or the by-laws requires action by the stockholders. a board of directors shall have full pen authority to determine the terms and manner of including but hot limited to the consideration therefor and causa the issue- of all shares of capital stock of- the Cooperation now or from time to tine hereafter authorized. of stockholders may be held outside-.The -• Commonwealth of Hassachusetts at such location within. States as the board of directors may determine. The books the, Corootation may be kept (subject to any provision in-the statutes) at place or places within The Commonwealth of Massachusetts as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Election of directors unless so requested by any thereon. 4. Each director and each officer elected by the stockholders (inciting persona elected by. directors to fill, vacancies in the Board each former director or officer executors administrators and assigns of each of them shall be indemnified by the Corporation against all costs and expenses including fees and disbursements of counsel and the cost of settlements (other than amounts paid to the Corporation itself) reasonably incurred by or imposed upon him in connection with or arising out of any action suit or proceeding civil or criminal in which he say be involved by reason of his being or having been an officer or a director of the Corporation or by reason of his serving or having served at its request with respect to any employee benefit plan or by reason of any action alleged to have beer taken or omitted by him aa a director or an officer of the Corporation or by reason of his serving or having served at its request with to any employee benefit plan.

person serving with respect to any employee benefit plan/ employee and agent and the heirs executors administrators and assigns of each then, may be indemnified by the Corporation to whatever ext authorised by the Board of Directors. shall be provided t; any person, or to his heirs executor administrator with respect to any matter as to which he shall have been finally adjudicated in any action suit or proceeding not to have acted in good faith in the reasonable belief that hie action was in the best- interests of the Corporation or to the extent that’such matter - relatee to service with respect to an employee benefit plan in the best interests of the participant or beneficiaried of such employee benefit plan. The Corporation may pay tha expenses i”.cyrred by a director officer employee or person serving with respec to an employee benefit plan in defending any action suit or proce-^ing in advance of the final disposition thereof upon receipt an undertaking by the person indemnified to repay such payment if he shall b . adjudicated to be not entitled to indemnification as provided in this Article 6 which undertaking may be accepted without reference to the financial ability of such person to make repayment. Without limi the citnarality of the foregoing no director the Corporation shalx oe liable to ar.y person on account of any action undertaken by him aa such director or officer Jr reliance in good faith upon information opinions reports or records including financial statements • books of account ana other financial records in each case presented by or prepared by or under the supervision of (1) one or more officers or employees of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented or (2) counsel public accountants or other persons as to matters which the director or officer reasonably believes to be within such person’s professional or expert competence, or (3) in the case of a director a duly constituted committee of the board of directors upon which he does not serve as to matters within its delegated authority which committee tha director reasonably believes to merit confidence. The foregoing any employ benefit plan or director •officer trustee, employee or other agent of another corporation of which the Corporation was a stockholder or creditor against any liability inc. . id by him in any such capacity or arising out n* as such whether or not the corporation would have to him against such liability. S. The directors shall have the power to time shall be disqualified from holding any office by reason of any interest. In the absence of fraud any director officer or stockholder of the Corporation individually* or any-individual having any interest in any’ concern which is a stockholder of the Corporation or-any concern in which any of such directors officers individuals any interest may se a party to or My be or otherwise interested in any contract Action or and (1) transaction or «~t shall not be in any way invalidated or otherwise affected »y that fact) (2) no such director officer stockholder or individual shall be liable to account to the Corporation for any profit or benefit realised contract transaction or act; and (3) any such of this Corporation may be counted in determining the existence of quorum at any-meeting of the directors or of any committee thereof which shall authorize any such contract, transaction or act - and may vote to authorise the provided that any contract transaction or act in which any director or officer of the Corporation is so interested Individually or as a director officer trustee or member of any concern which is not a subsidiary or affiliate of the Corporation or in which any directors or officers are so interested as holders collectively, of a majority of shades of capital stock or other beneficial interest at the time outstanding any concern which is not a subsidiary or affiliate of the Corporation shall be duly authorized or ratified by a majority of the who are not so interested, to whom the nature of each interest has been disclosed and who have made any findings required by law: the term including interest and interest trustee, the term concern Mailing any corporation association trust parson or other entity than the Corporation and phrase subsidiary or affiliate” meaning-a concern In which- of directors trustees partner? controlling parsons is or appointed by the directors Of the-Corporation or la constituted of the director or of the Corporation. To the next permitted by law ; the or ratifying-vote of the of a majority, of each.th capital’ stock of the Corporation outstanding and entitled to vote for director at any annual meeting or a special meeting duly called for ‘the purpose (whether such vote is or after: judgment rendered in a suit h respect o such ,contrary, transaction shall a .y contract transaction or act Corporation, or of the board of committee thereof with regard to all stockholders-of whether or not of record at the tic? Of vote and with regard to all creditors and other claimant under the provided however that with -aspect So the or ratification of contracts transactions or acts in which any .of ..-n directors, officers or stockholders he Corporation have an the nature of such contracts transactions or acts and the interest of any director 1 Officer or special ^meeting statement or letter accompanying and shall be fully disclosed at any meeting} I B. the stockholders so voting shall have made any. findings required by law; c. stockholders so interested may vote at any such meeting except to the extent otherwise provided by and any failure of the stockholders authorize or ratify such contract, transaction or act shall not be deemed in any way to invalidate the same or to deprive the Corporation, its director , officers or of its or their right to proceed w.vth such contract transaction or act. Mo contract, transaction or act shall be voided by reason of any provision of this paragraph 5 which would be valid but for such provision or provisions.

- 5- 6. and . net in limitation* of the in Article 2 hereof, the Corporation shall provided that no such power shall be exercised J in a inconsistent with the Business Corporation Law or provision be otherwise provided herein the right alter, Any articles of prescribed by herein are grafted to this reservation* 8. No stockholder shall have any right to any property oi* any books, Accounts or other writings of the Corporation if there is reasonable ground for belief that such examination will for any reason be adverse La the interests of the Corporation and a vote of the directors refusing permission to make such and setting forth that in the opinion of the directors such examination would be adverse to the interests of Corporation shall be prima facie evidence n would be adverse to the of the Corporation. ^very such examination shall be subject to such reasonable regulations as the directors may establish in regard thereto. 9. The directors may specify the manner in which the accounts of the Corporation shall be kept and may determine what constitutes net earnings, profits and what amounts, if ‘ any shall be reserved for any corporate purpose, and what amounts if any, shall be declared as dividends. Unless the board of directors otherwise specifies, the excess of the consideration any share of its capital stock with par value issued by it over such per value shall be paid-in surplus. The board of may allocate to capital stock less than the for any share of its capital stock without par value issued by it, in which case the balance of consideration shall be paid-in surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.10. The purchase other acquisition or retention by the Corporation of own capital stock shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stockholder shall any right to any distribution from the Corporation except at* and to the that the stockholders shall have provided at the

11. The Corporation nay . carry on .Business operation or; through a wholly or partly and be a pirln#1 4n any to 12. Director consist and. of hold 3£flcal#: abating of

Section 3 (authorises Board of Directors to stock Section 3 Section 4 Section 5 Section 6 Section 7 Section 8 Section 9 Section 10 Section 11 (additional power of the Corporation) (manner of keeping accounts and payment of dividends (reduction of stock) (conducting business through

39312 THE COMMONWELTH OF TO BE FILLED IN BY CORPORATION COPY OF RESTATED ARTICLES OF ORGANIZATION TO BE SENT

THE COMMONWELTH OF THE MASSACHUSETTS SECRETARY OF STATE MICHAEL JOSEPH CONNOLLY, Secretary FEDERAL IDENTIFICATION ONE ASHBURTON PLACE. BOSTON, MASS. 02108 OF AMENDMENT General laws, Chapter 1568, Section 72 This certificate submitted to the Secretary of the Commonwealth within sixty days after the date of the vole of stockholders adopting the amendment. The fee for filing this certificate is prescribed by General Laws. Chapter 156B, Section 114. Make check payable to the Commonwealth of Massachusetts We, David B. Jenkins , President end .tad at do hereby certify that the following amendment to the articles of organization of the corporation was adopted at a meeting held on June by vote of shares of out of shares outstanding, shares of out of shares outstanding, and at Stock)shares of out of shares outstanding, of Stock)at least a our two-thirds of each class outstanding and entitled to vote thereon end of each class or series of stock whose rights are adversely affected thereby

TO CHANGE the number shares and the par value, if any, of each class of stock within the corporation fill in the following: The total presently authorized is: NO PAR VALUE T WITH PAR VALUE PAR NUMBER OF SHARES II NUMBER OF SHARES VALUE COMMON PREFERRED CHANGE the total to: NO PAR VALUE I WITH PAR VALUE PAA KIND OF STOCK NUMBER OF SHARES NUMBER OF SHARES VALUE COMMON PREFERRED

Article 6 is hereby amended to add a new paragraph 13. to provide as following: 13 No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except, in addition to any and all other requirements for such liability, (i) for airy breach of such director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional or a knowing violation of law, (iii) to the extent provided under Section Sixty One or Sixty Two of Chapter 156B of the General Laws, or (iv) fur any transaction for which such director derived an improper personal benefit. Neither the amendment nor repeal of this paragraph nor the adoption of any provision of these Articles of Organization inconsistent with this paragraph shal3 reduce or eliminate the effect this paragraph in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. The tangoing amendment will become effective when these articles amendment are filed in Chapter 1568. Section 6 of The General Laws unless these specify, in accordance with the vole adopting (he amendment, a later effective date not more than thirty days after such filing, which the amendment will become on such later date. WITNESS WHEREOF ANO UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 3rd day of June , in the year 19 87